EXHIBIT 99.2

PRESS RELEASE

Nexscient Releases 2026 Letter to Shareholders

LOS ANGELES, CA / AUGUST 17, 2026 / ACCESSWIRE — Nexscient, Inc. (OTCQB: NXNT) (the “Company”) today released its 2026 Letter to Shareholders from its President and Chief Executive Officer, Fred E. Tannous. Following the Company’s filing of its Quarterly Report on Form 10-Q with the Securities and Exchange Commission on Friday, August 14, 2026, the letter reviews the Company’s recent developments, key milestones achieved, and progress across its strategic initiatives.

The 2026 Letter to Shareholders is available in the Investor Center on the Company’s website.

About Nexscient, Inc.

Nexscient, Inc. (OTCQB: NXNT) is an AI company engineering the human data foundation for the next dimension of AI. The Company develops and delivers embodied intelligence services through vertically integrated infrastructure spanning high-quality data collection, supervised annotation, and AI training data delivery for frontier AI labs, humanoid robotics manufacturers, and autonomous mobility clients worldwide. For more information, visit https://nexscient.ai.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not statements of historical fact regarding the intent, belief or current expectations of Nexscient, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy; (iv) performance of the Company’s products and services, and (v) integration of acquired businesses. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Nexscient’s ability to control. These risks and uncertainties are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, available at https://sec.gov. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

MEDIA CONTACT:

Nexscient, Inc.

Fred E. Tannous, President & CEO

Email: fred@nexscient.com

Phone: +1 (310) 494-6620